EXHIBIT 99.1

Kona Grill Reports Third Quarter Results

SCOTTSDALE, Ariz., Oct. 27, 2009 (GLOBE NEWSWIRE) -- Kona Grill, Inc. (Nasdaq:KONA), an American grill and sushi bar, today reported results for its third quarter ended September 30, 2009.

Third Quarter 2009 Highlights Include:

 * Opened Eden Prairie, Minnesota restaurant
 * Restaurant sales increased 3.7% to $20.2 million
 * Same-store sales decreased 9.9%
 * Restaurant operating profit margin of 14.1%

"Our third quarter results reflect today's challenging consumer environment. While our industry continues to go through one of the toughest times in recent memory, we are committed to operating our restaurants while remaining focused on our long term goals. We continue to make progress on several operational initiatives and remain focused on driving guest traffic and providing a memorable guest experience. We are focused on those items we can control, and we expect these efforts will ultimately materialize into top and bottom line results as the economy improves," said Mark L. Bartholomay, Interim Chief Executive Officer of Kona Grill.

Third Quarter 2009 Financial Results

Restaurant sales increased 3.7% to $20.2 million from $19.5 million during the same quarter last year. The increase in restaurant sales during the third quarter of 2009 reflects additional revenue from five stores opened since November 2008. Same-store sales decreased 9.9% in the third quarter of 2009 from the third quarter of the prior year.

Average weekly sales for the 17 restaurants in the comparable base were $74,934 during the third quarter of 2009, compared to $83,212 in the prior year period. Average weekly sales for restaurants not in the comparable base that were open for the entire third quarter of 2009 were $56,138 versus $78,933 last year.

Net loss was ($1.0) million, or ($0.11) per diluted share, during the third quarter compared to a net loss of ($3.9) million, or ($0.49) per diluted share, for the same period last year. Net loss for the prior-year quarter included a ($3.2) million or ($0.40) per diluted share charge for discontinued operations associated with the closing of one restaurant location.

Financial Guidance

For the fourth quarter of 2009, the Company forecasts restaurant sales of $20 million to $21 million and a net loss of ($1.0) million to ($1.5) million, or ($0.11) to ($0.16) per diluted share.

The Company's available cash and cash flow from operations will enable it to complete construction of the Tampa, FL restaurant, expected to open in mid-November, and the Baltimore, MD restaurant, which is scheduled to open in 2010. The Company will only sign additional leases based upon significant economic opportunity and the availability of affordable debt capital or sufficient cash flow from operations.

Conference Call

The Company will host a conference call to discuss third quarter 2009 financial results today at 5:00 PM ET. The call will be webcast live from the Company's website at www.konagrill.com under the investor relations section. Listeners may also access the call by dialing 1-877-879-6243 or 1-913-312-1234 for international callers. A replay of the call will be available until Tuesday, November 3, 2009, by dialing 1-888-203-1112 or 1-719-457-0820 for international callers; the password is 9514341.

About Kona Grill

Kona Grill features American favorites with an international influence and award winning sushi in a casually elegant atmosphere. Kona Grill owns and operates 23 restaurants, guided by a passion for quality food and personal service. Restaurants are currently located in 15 states: Arizona (Chandler, Gilbert, Phoenix, Scottsdale); Colorado (Denver); Connecticut (Stamford); Florida (West Palm Beach); Illinois (Lincolnshire, Oak Brook); Indiana (Carmel); Louisiana (Baton Rouge); Michigan (Troy); Minnesota (Eden Prairie); Missouri (Kansas City); Nebraska (Omaha); New Jersey (Woodbridge); Nevada (Las Vegas); Texas (Austin, Dallas, Houston, Sugar Land, San Antonio); Virginia (Richmond). For more information, visit www.konagrill.com.

Forward-Looking Statements

The financial guidance we provide for our fourth quarter 2009 results, statements about our beliefs regarding profits and stockholder value, and certain other statements contained in this press release are forward-looking. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements that are not purely historical. We have attempted to identify these statements by using forward-looking terminology such as "may," "will," "anticipates," "expects," "believes," "intends," "should," or comparable terms. All forward-looking statements included in this press release are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company's filings with the Securities and Exchange Commission.

                           KONA GRILL, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                          September 30,   December 31,
                                              2009           2008
                                          -------------  -------------
                                           (Unaudited)

 ASSETS
  Current assets                          $      10,392  $       4,765
  Long-term investments                              --          6,491
  Other assets                                      702            794
  Property and equipment, net                    56,591         53,504
                                          -------------  -------------
  Total assets                            $      67,685  $      65,554
                                          =============  =============

 LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities                     $      14,104  $      12,418
  Long-term obligations                          16,568         17,538
  Stockholders' equity                           37,013         35,598
                                          -------------  -------------
  Total liabilities and stockholders'
   equity                                 $      67,685  $      65,554
                                          =============  =============

                           KONA GRILL, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands, except per share data)

                                Three Months Ended   Nine Months Ended
                                ------------------  ------------------
                                   September 30,       September 30,
                                  2009      2008      2009      2008
                                --------  --------  --------  --------
                                    (Unaudited)         (Unaudited)

 Restaurant sales               $ 20,173  $ 19,454  $ 61,096  $ 57,242
 Costs and expenses:
  Cost of sales                    5,267     5,254    15,825    15,816
  Labor                            7,117     6,496    21,135    19,003
  Occupancy                        1,655     1,260     4,711     3,760
  Restaurant operating expenses    3,296     2,978     9,568     8,468
  General and administrative       1,590     2,079     6,138     5,957
  Preopening expense                 480       471     1,332     1,190
  Depreciation and amortization    1,820     1,656     5,373     4,806
                                --------  --------  --------  --------
 Total costs and expenses         21,225    20,194    64,082    59,000
                                --------  --------  --------  --------
 Loss from operations             (1,052)     (740)   (2,986)   (1,758)
 Nonoperating income (expense):
  Interest income and other, net      44        62       169       371
  Interest expense                   (22)       --      (153)      (51)
                                --------  --------  --------  --------
 Loss from continuing operations
  before provision for income
  taxes                           (1,030)     (678)   (2,970)   (1,438)
 Provision for income taxes            5        55        65       205
                                --------  --------  --------  --------
 Loss from continuing operations  (1,035)     (733)   (3,035)   (1,643)
 Gain (loss) from discontinued
  operations, net of tax              --    (3,161)      690    (3,459)
                                --------  --------  --------  --------
 Net loss                       $ (1,035) $ (3,894) $ (2,345) $ (5,102)
                                ========  ========  ========  ========

 Net loss per share - basic and
  diluted(a):
  Continuing operations         $  (0.11) $  (0.09) $  (0.36) $  (0.20)
  Discontinued operations             --     (0.40)     0.08     (0.43)
                                --------  --------  --------  --------
 Net loss                       $  (0.11) $  (0.49) $  (0.28) $  (0.63)
                                ========  ========  ========  ========

 Weighted average shares used
  in computation(a):
  Basic                            9,141     7,998     8,478     8,071
                                ========  ========  ========  ========
  Diluted                          9,141     7,998     8,478     8,071
                                ========  ========  ========  ========
 -----------
 (a) In accordance with SFAS No. 128--Earnings Per Share, for the purpose of computing the basic and diluted number of shares, we adjusted the number of common shares outstanding prior to June 9,
 2009 by a factor of 1.2309 to reflect the impact of a bonus element associated with our rights offering of common stock issued to stockholders on June 9, 2009 (the date that the common stock was issued in conjunction with the stockholders' rights offering).

Reconciliation of Restaurant Operating Profit to Loss from Operations

The Company defines restaurant operating profit to be restaurant sales minus cost of sales, labor, occupancy, and restaurant operating expenses. Restaurant operating profit does not include general and administrative expenses, depreciation and amortization, and preopening expenses. The Company believes restaurant operating profit is an important component of financial results because it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance. The Company uses restaurant operating profit as a key metric to evaluate its restaurants' financial performance compared with its competitors. Restaurant operating profit is not a financial measurement determined in accordance with generally accepted accounting principles ("GAAP") and should not be considered in isolation or as an alternative to loss from operations. Restaurant operating profit may not be comparable to the same or similarly titled measures computed by other companies. The table below sets forth the Company's calculation of restaurant operating profit and a reconciliation to loss from operations, the most comparable GAAP measure (in thousands).

                                Three Months Ended   Nine Months Ended
                                   September 30,       September 30,
                                ------------------  ------------------
                                  2009      2008      2009      2008
                                --------  --------  --------  --------

 Restaurant sales               $ 20,173  $ 19,454  $ 61,096  $ 57,242
 Costs and expenses:
  Cost of sales                    5,267     5,254    15,825    15,816
  Labor                            7,117     6,496    21,135    19,003
  Occupancy                        1,655     1,260     4,711     3,760
  Restaurant operating expenses    3,296     2,978     9,568     8,468
                                --------  --------  --------  --------
 Restaurant operating profit       2,838     3,466     9,857    10,195
                                --------  --------  --------  --------
 Deduct - other costs and
  expenses:
  General and administrative       1,590     2,079     6,138     5,957
  Preopening expense                 480       471     1,332     1,190
  Depreciation and amortization    1,820     1,656     5,373     4,806
                                --------  --------  --------  --------
 Loss from operations           $ (1,052) $   (740) $ (2,986) $ (1,758)
                                ========  ========  ========  ========

                                   Percentage of      Percentage of
                                 Restaurant Sales    Restaurant Sales
                                ------------------  ------------------
                                Three Months Ended  Nine Months Ended
                                   September 30,       September 30,
                                ------------------  ------------------
                                  2009      2008      2009      2008
                                --------  --------  --------  --------

 Restaurant sales                100.0%    100.0%    100.0%    100.0%
 Costs and expenses:
  Cost of sales                   26.1      27.0      25.9      27.6
  Labor                           35.3      33.4      34.6      33.2
  Occupancy                        8.2       6.5       7.7       6.6
  Restaurant operating expenses   16.3      15.3      15.7      14.8
                                --------  --------  --------  --------
 Restaurant operating profit      14.1      17.8      16.1      17.8
                                --------  --------  --------  --------
 Deduct - other costs and
  expenses:
  General and administrative       7.9      10.7      10.0      10.4
  Preopening expense               2.4       2.4       2.2       2.1
  Depreciation and amortization    9.0       8.5       8.8       8.4
                                --------  --------  --------  --------
 Loss from operations             (5.2)%    (3.8)%    (4.9)%    (3.1)%
                                ========  ========  ========  ========

CONTACT:  ICR
          Investor Relations Contact:
          Raphael Gross
          203.682.8200